PPL’s Generation Portfolio  Total Domestic Generation: 12,184 MW  Planned Uprate Projects or Additions: 148 MW  • Well positioned in attractive markets  • Carbon-advantaged  • Low-cost, baseload weighted fleet  3  Exhibit 99.1  Coal 3,500  Nuclear 2,165  Oil 1,817  Gas 2,282  Hydro 366  CTs 462  QFs 305  Coal 683  Hydro 604  West 1,287 MW  Hydro Uprate (2011) 28  Nuclear Uprate (2009-2011) 98  Hydro Uprate (2009) 3  Coal Uprate (2009) 11  Landfill Gas Addition (2009) 8  East 10,897 MW

 Liquidity Profile  (1) Reported as of 12/31/2008  (2) Facility renewed on 3/30/2009 for one year for $200 million  Diverse bank group consisting of 23 banks committed under domestic facilities,  with no bank having more than 14% of commitments.  21  Institution Facility  Expiration  Date  Total  Facility  (Millions)  Letters of Credit  Outstanding (1)  (Millions)  Drawn (1)  (Millions)  Availability  (Millions)  PPL Energy Supply 5-year Credit Facility Jun-2012 $3,225 $255 $285 $2,685  Bilateral Credit Facility (2) Mar-2009 300 96 0 204  5-year Structured Credit Facility Mar-2011 300 269 0 31  364-day Credit Facility Sep-2009 385  0  0 385  $4,210 $620 $285 $3,305  PPL Electric Utilities 5-year Credit Facility May-2012 $190 $1 $95 $94  Asset-backed Credit Facility Jul-2009 150  0  0 150  $340 $1 $95 $244  WPD 5-year Credit Facility Oct-2009 £150 £0 £37 £113  5-year Credit Facility Jan-2013 150  0  121 29  Uncommitted Credit Facilities 65  0  8 57  Letter of Credit Facility Mar-2009 5  4  0 1  £370 £4 £166 £200